Exhibit (h)(3)(iii)

December 4, 2019

Natixis Funds Trust I

Natixis Funds Trust II

Natixis Funds Trust IV

Loomis Sayles Funds I

Loomis Sayles Funds II

Gateway Trust

888 Boylston Street, Suite 800

Boston, MA 02199-8197

Re:	Reimbursement of Class N Transfer Agency Fees

Ladies and Gentlemen:

Natixis Advisors, L.P. notifies you that it will reimburse any and all transfer agency expenses for Class N shares for the following Funds during the periods indicated below:

Fund Name	Period Covered
AEW Global Focused Real Estate Fund	June 1, 2020 – May 31, 2021
ASG Global Alternatives Fund	May 1, 2020 – April 30, 2021
Gateway Equity Call Premium Fund	May 1, 2020 – April 30, 2021
Loomis Sayles Global Growth Fund	April 1, 2020 – March 31, 2021
Loomis Sayles High Income Fund	May 1, 2020 – April 30, 2021
Loomis Sayles Inflation Protected Securities Fund	February 1, 2020 – January 31, 2021
Loomis Sayles Intermediate Duration Bond Fund	February 1, 2020 – January 31, 2021
Loomis Sayles Limited Term Government and Agency Fund	February 1, 2020 – January 31, 2021
Loomis Sayles Senior Floating Rate and Fixed Income Fund	April 1, 2020 – March 31, 2021
Loomis Sayles Small/Mid Cap Growth Fund	February 1, 2020 – January 31, 2021
Mirova Global Green Bond Fund	May 1, 2020 – April 30, 2021
Mirova Global Sustainable Equity Fund	May 1, 2020 – April 30, 2021
Mirova International Sustainable Equity Fund	May 1, 2020 – April 30, 2021
Natixis Oakmark Fund	May 1, 2020 – April 30, 2021
Natixis Oakmark International Fund	May 1, 2020 – April 30, 2021
Natixis U.S. Equity Opportunities Fund	May 1, 2020 – April 30, 2021
Vaughan Nelson Select Fund	April 1, 2020 – March 31, 2021
Vaughan Nelson Small Cap Value Fund	May 1, 2020 – April 30, 2021

During the periods covered by this agreement, the expense reimbursement arrangement set forth above for each of the Funds may only be modified by a majority vote of the “non-interested” Trustees of the Trust affected.

We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-1A for the Funds with the Securities and Exchange Commission, in accruing the Funds’ expenses for purposes of calculating each Fund’s net asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and expressly permit you to do so.

Natixis Advisors, L.P.

By:	Natixis Distribution Corporation, its general partner

By:	/s/ Russell Kane
Russell Kane
Executive Vice President, General Counsel, Secretary and Clerk